COOPERS & LYBRAND L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post-Effective Amendment No. 13 to the Registration Statement of the Templeton Funds Retirement Annuity Separate Account on Form N-4 (Registration Nos. 33-11780 and 811-5023) of our reports dated February 9, 1996 on our audits of the financial statements of the Templeton Funds Retirement Annuity Separate Account, which report is included in the Annual Report to Contract Owners of the Templeton Variable Annuity Fund for the year ended December 31, 1995, and the Templeton Funds Annuity Company for the years ended December 31, 1995 and 1994, which are included in the Post-Effective Amendment to the Registration Statement.



                                             COOPERS & LYBRAND L.L.P.



November 18, 1996
Jacksonville, Florida